UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/19/2005

SIZELER PROPERTY INVESTORS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-09349

MD	72-1082589
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2542 Williams Blvd., Kenner, LA 70062
(Address of Principal Executive Offices, Including Zip Code)

504-471-6271
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On April 19, 2005, Sizeler Property Investors, Inc. issued a press release announcing that, in furtherance of its strategic plan, the Company has entered into a definitive agreement to sell its Bryn Mawr Apartments.

A copy of Sizeler's press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Proxy Solicitation

Sizeler Property Investors, Inc. and its directors, including those directors who are also executive officers, may be deemed to be participants in the solicitation of proxies for the 2005 annual meeting of stockholders. A listing of the Sizeler directors and certain other information regarding their direct and indirect interests in the solicitation is included in the Company's Schedule 14a filed on April 19, 2005. Sizeler will also be filing a definitive proxy statement and other relevant documents with the Securities and Exchange Commission. Stockholders of Sizeler are advised to read, when available, Sizeler's definitive proxy statement and any other relevant documents filed by Sizeler with the Securities and Exchange Commission in connection with Sizeler's solicitation of proxies for the 2005 Annual Meeting because these documents will contain important information. Stockholders of Sizeler and other interested parties may obtain free of charge, when available, copies of the definitive proxy statement and any other documents filed by Sizeler with the Securities and Exchange Commission (including the Schedule 14a filed on April 19, 2005), at the SEC's internet website www.sec.gov and also on Sizeler's internet website www.sizeler.net. The schedule 14a filed April 19, 2005, and, when available, the definitive proxy statement for the 2005 annual meeting also may be obtained free of charge by contacting Morrow & Co., Inc., which is assisting Sizeler in the solicitation of proxies, at (800) 654-2468 or (212) 754-8000 (collect).

Item 9.01.    Financial Statements and Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

99.1        Press release of Sizeler Property Investors, Inc. dated April 19, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS INC

Date: April 19, 2005.	By:	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr.
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of Sizeler Property Investors, Inc. dated April 19, 2005.